Exhibit 99.1

Microsoft Cloud and Devices Momentum Highlights Second Quarter Results

Commercial cloud revenue grows triple-digits for the sixth consecutive quarter, reaching an annualized revenue run rate of $5.5 billion

REDMOND, Wash. — January 26, 2015 — Microsoft Corp. today announced revenue of $26.5 billion for the quarter ended December 31, 2014. Gross margin, operating income, and diluted earnings per share (“EPS”) for the quarter were $16.3 billion, $7.8 billion, and $0.71 per share, respectively.

These financial results include $243 million of integration and restructuring expenses, or a $0.02 per share negative impact, related to both Microsoft’s restructuring plan announced in July 2014 and the ongoing integration of the Nokia Devices and Services (“NDS”) business. There is also a $0.04 per share negative impact related to income tax expense resulting from an IRS audit adjustment.

Microsoft also announced its intention to complete the existing $40 billion share repurchase authorization by December 31, 2016.

The following table notes the impact of the integration and restructuring expenses on the company’s financial performance (“Noted Items”). This financial information is provided to aid investors in better understanding the company’s performance. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Gross Margin	Operating Income	Diluted EPS
2013 As Reported (GAAP)	$24,519	$16,197	$7,969	$0.78
2014 As Reported (GAAP)	$26,470	$16,334	$7,776	$0.71
%Y/Y (GAAP)	8%	1%	(2)%	(9)%
2014 Impact of Noted Items	-	-	$(243)	$(0.02)

“Microsoft is continuing to transform, executing against our strategic priorities and extending our cloud leadership,” said Satya Nadella, chief executive officer of Microsoft. “We are taking bold steps forward across our business, and specifically with Windows 10, to deliver new experiences, new categories, and new opportunities to our customers.”

“We remain disciplined in our approach to operational and execution excellence, balanced with investments that drive meaningful growth for the business while increasing capital return to shareholders,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

Devices and Consumer revenue grew 8% to $12.9 billion, with the following business highlights:

•	Surface revenue of $1.1 billion, up 24%, driven by Surface Pro 3 and accessories

•	Office 365 Home and Personal subscribers increased to over 9.2 million, up 30% sequentially over prior quarter

•	Search advertising revenue grew 23%, with Bing U.S. market share at 19.7%, up 150 basis points over prior year

•	Xbox console sales totaled 6.6 million units, with strong holiday season performance

•	Phone Hardware revenue of $2.3 billion, with 10.5 million Lumia units sold driven by growth in affordable smartphones

•	Windows OEM Pro revenue declined 13%; revenue was impacted by the business PC market and Pro mix returning to pre-Windows XP end of support levels and by new lower-priced licenses for devices sold to academic customers

•	Windows OEM non-Pro revenue declined 13%, with license growth from opening price point devices

Commercial revenue grew 5% to $13.3 billion, with the following business highlights:

•	Commercial cloud revenue grew 114% driven by Office 365, Azure and Dynamic CRM Online, and is now on an annualized revenue run rate of $5.5 billion

•	Office Commercial products and services revenue declined 1%; transactional revenue was impacted by the continued transition to Office 365 and declines in commercial PCs following the XP refresh cycle

•	Server products and services revenue grew 9%, with double-digit growth of SQL Server and System Center

•	Windows volume licensing revenue increased by 3%, with annuity revenue growth partially offset by declining transactional revenue

“We again saw enthusiasm and demand around our cloud offerings like Office 365, Dynamics CRM Online and Azure, as well as Surface Pro 3,” said Kevin Turner, chief operating officer at Microsoft. “Our sales engagement worldwide continues to focus on helping customers and partners transition to the cloud and navigate the shifting product mix related to our services and solutions.”

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PST (5:30 p.m. EST) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on January 26, 2016.

Noted Items Definition

Integration and restructuring expenses were $243 million during the three months ended December 31, 2014. Integration and restructuring expenses include employee severance expenses and costs associated with the consolidation of facilities and manufacturing operations, including asset write-downs and contract termination costs, resulting from Microsoft’s restructuring plan. Integration and restructuring expenses also include systems consolidation and other business integration expenses, as well as transaction fees and direct acquisition costs, associated with the acquisition of NDS.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services, devices, and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	Microsoft’s continued ability to protect and earn revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products and services that could reduce revenue or lead to liability;

•	disclosure of personal data that could cause liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	potential liability under trade protection and anti-corruption laws resulting from our international operations;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	Microsoft’s hardware and software products may experience quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business;

•	catastrophic events or geo-political conditions may disrupt our business; and

•	adverse economic or market conditions may harm our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of January 26, 2015. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news/. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PST conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013

Revenue	$26,470	$24,519	$49,671	$43,048

Cost of revenue	10,136	8,322	18,409	13,467

Gross margin	16,334	16,197	31,262	29,581

Research and development	2,903	2,748	5,968	5,515

Sales and marketing	4,315	4,283	8,043	7,587

General and administrative	1,097	1,197	2,248	2,176

Integration and restructuring	243	0	1,383	0

Operating income	7,776	7,969	13,620	14,303

Other income (expense), net	74	(91)	126	(17)

Income before income taxes	7,850	7,878	13,746	14,286

Provision for income taxes	1,987	1,320	3,343	2,484

Net income	$5,863	$6,558	$10,403	$11,802

Earnings per share:

Basic	$0.71	$0.79	$1.26	$1.42

Diluted	$0.71	$0.78	$1.25	$1.40

Weighted average shares outstanding:

Basic	8,228	8,326	8,238	8,333

Diluted	8,297	8,395	8,321	8,423

Cash dividends declared per common share	$0.31	$0.28	$0.62	$0.56

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013

Net income	$5,863	$6,558	$10,403	$11,802

Other comprehensive income (loss):

Net unrealized gains on derivatives (net of tax effects of $6, $1, $10 and $(2))	247	43	566	17

Net unrealized gains (losses) on investments (net of tax effects of $(124), $245, $(226) and $737)	(231)	482	(420)	1,434

Translation adjustments and other (net of tax effects of $(211), $11, $(258) and $44)	(390)	21	(471)	83

Other comprehensive income (loss)	(374)	546	(325)	1,534

Comprehensive income	$5,489	$7,104	$10,078	$13,336

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	December 31, 2014	June 30, 2014

Assets

Current assets:

Cash and cash equivalents	$6,426	$8,669

Short-term investments (including securities loaned of $414 and $541)	83,823	77,040

Total cash, cash equivalents, and short-term investments	90,249	85,709

Accounts receivable, net of allowance for doubtful accounts of $288 and $301	16,186	19,544

Inventories	2,053	2,660

Deferred income taxes	1,701	1,941

Other	6,173	4,392

Total current assets	116,362	114,246

Property and equipment, net of accumulated depreciation of $16,192 and $14,793	13,607	13,011

Equity and other investments	12,665	14,597

Goodwill	21,855	20,127

Intangible assets, net	7,299	6,981

Other long-term assets	3,060	3,422

Total assets	$174,848	$172,384

Liabilities and stockholders’ equity

Current liabilities:

Accounts payable	$6,932	$7,432

Short-term debt	8,299	2,000

Current portion of long-term debt	1,749	0

Accrued compensation	3,479	4,797

Income taxes	711	782

Short-term unearned revenue	19,192	23,150

Securities lending payable	430	558

Other	6,623	6,906

Total current liabilities	47,415	45,625

Long-term debt	18,260	20,645

Long-term unearned revenue	2,051	2,008

Deferred income taxes	2,820	2,728

Other long-term liabilities	12,423	11,594

Total liabilities	82,969	82,600

Commitments and contingencies

Stockholders’ equity:

Common stock and paid-in capital - shares authorized 24,000; outstanding 8,218 and 8,239	68,765	68,366

Retained earnings	19,731	17,710

Accumulated other comprehensive income	3,383	3,708

Total stockholders’ equity	91,879	89,784

Total liabilities and stockholders’ equity	$174,848	$172,384

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013

Operations

Net income	$5,863	$6,558	$10,403	$11,802

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	1,521	1,261	2,949	2,215

Stock-based compensation expense	633	591	1,279	1,226

Net recognized losses (gains) on investments and derivatives	(179)	47	(124)	140

Excess tax benefits from stock-based compensation	(22)	(20)	(524)	(225)

Deferred income taxes	314	(176)	615	228

Deferral of unearned revenue	10,200	9,845	18,222	17,281

Recognition of unearned revenue	(11,495)	(10,578)	(22,138)	(20,255)

Changes in operating assets and liabilities:

Accounts receivable	(3,378)	(4,875)	3,249	1,742

Inventories	1,070	1,029	587	362

Other current assets	(159)	(95)	(439)	(651)

Other long-term assets	170	(315)	449	(396)

Accounts payable	137	602	(522)	326

Other current liabilities	(986)	388	(2,152)	(867)

Other long-term liabilities	651	151	840	(310)

Net cash from operations	4,340	4,413	12,694	12,618

Financing

Proceeds from issuance of short-term debt, maturities of 90 days or less, net	4,798	(712)	7,797	0

Proceeds from issuance of debt	0	8,262	0	8,850

Repayments of debt	0	(588)	(1,500)	(1,588)

Common stock issued	121	117	337	320

Common stock repurchased	(2,145)	(2,113)	(5,033)	(4,301)

Common stock cash dividends paid	(2,547)	(2,332)	(4,854)	(4,248)

Excess tax benefits from stock-based compensation	22	20	524	225

Other	285	(39)	285	(39)

Net cash from (used in) financing	534	2,615	(2,444)	(781)

Investing

Additions to property and equipment	(1,490)	(1,732)	(2,772)	(2,963)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(2,794)	(139)	(2,935)	(154)

Purchases of investments	(19,167)	(13,126)	(43,252)	(27,894)

Maturities of investments	2,389	1,451	4,082	1,798

Sales of investments	16,108	12,354	32,553	23,471

Securities lending payable	238	167	(129)	103

Net cash used in investing	(4,716)	(1,025)	(12,453)	(5,639)

Effect of exchange rates on cash and cash equivalents	(34)	33	(40)	57

Net change in cash and cash equivalents	124	6,036	(2,243)	6,255

Cash and cash equivalents, beginning of period	6,302	4,023	8,669	3,804

Cash and cash equivalents, end of period	$6,426	$10,059	$6,426	$10,059

MICROSOFT CORPORATION

SEGMENT REVENUE AND GROSS MARGIN

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013

Revenue

Devices and Consumer Licensing	$4,167	$5,544	$8,260	$10,028

Computing and Gaming Hardware	3,997	4,470	6,450	5,879

Phone Hardware	2,284	0	4,893	0

Devices and Consumer Other	2,436	1,874	4,245	3,428

Commercial Licensing	10,679	10,906	20,552	20,517

Commercial Other	2,593	1,780	5,000	3,382

Corporate and Other	314	(55)	271	(186)

Total revenue	$26,470	$24,519	$49,671	$43,048

Gross Margin

Devices and Consumer Licensing	$3,876	$4,981	$7,694	$8,901

Computing and Gaming Hardware	460	411	939	616

Phone Hardware	331	0	809	0

Devices and Consumer Other	550	387	862	711

Commercial Licensing	9,926	10,080	19,026	18,885

Commercial Other	900	415	1,705	689

Corporate and Other	291	(77)	227	(221)

Total gross margin	$16,334	$16,197	$31,262	$29,581